As Filed with the Securities and
                       Exchange Commission on June 26, 1998
                                No. 33-________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form S-8

                             REGISTRATION STATEMENT

                        UNDER THE SECURITIES ACT OF 1933



                         DIGITRAN SYSTEMS, INCORPORATED


             (Exact Name of Registrant as Specified in its Charter)


        DELAWARE                                              72-0861671
(State of Incorporation)                                   (I.R.S. Employer
                                                           Identification No.)


                                2167 North Main
                                 P.O. Box 6310
                          North Logan, Utah 84341-6310
                    (Address of Principal Executive Offices)

    One (1) Professional Services Agreement, One (1) Fee Agreement, and One
               (1) Consulting Agreement (Full Title of the Plans)


                                                  Copy to:
Loretta Trevers                                   Gary L. Blum, Esq.
2167 North Main                                   Law Offices of Gary L. Blum
North Logan, Utah  84341-6310                     3278 Wilshire Blvd., Suite 603
Telephone (435) 752-9067                          Los Angeles, CA  90010
Facsimile  (435) 752-5888                         Telephone (213) 381-7450
(Name, Address and Telephone                      Facsimile (213) 384-1035
Number of Agent for Service)

                         CALCULATION OF REGISTRATION FEE


Title of Plan            Title of Securities    Amount to be         Proposed Maximum       Proposed Maximum          Amount of
                         to be Registered       Registered           Offering  Price Per    Aggregate Offering        Registration
                                                                     Share                                            Fee
_______________          _______________        _______________      ________________       __________________        ____________

Professional Services    Common Shares          100,000 [1]          $  0.687               $  68,700                 $  23.69
Agreement

Fee Agreement            Common Shares          20,000 [1]           $  0.687               $   13,740                $  4.74

Consulting Agreement     Common Shares          30,000 [1]           $  0.687               $   20,610                $  7.11





Total                                           150,000                                     $  103,050                $  35.54



This Registration Statement, including exhibits, consists of 15 sequentially numbered pages. The Index to Exhibits appears on sequentially numbered page 8.



(Footnotes)

[1]               Calculated pursuant to Rule 457(h).

[2] Shares subject to options previously granted pursuant to such Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.  Plan Information

Item 2.  Registrant Information

The information required by Items 1 and 2 of Part I are not filed as part of this Registration Statement pursuant to the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Certain Documents by Reference

                  The following documents of Digitran Systems, Incorporated (the "Company"), previously filed with the Securities and Exchange Commission, are incorporated herein by reference:


     1. The Company's Annual Report on Form 10-K for the fiscal year ended April 30, 1997;

     2. All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the above reference to the Company's Annual Report on Form 10-K.

                  In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which reregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part hereof from the date of filing of such documents.


Item 4.  Description of Securities
         Not Applicable.

Item 5.  Interests of Named Experts and Counsel
         Not Applicable.

Item 6.  Indemnification of Directors and Officers

                  Section 145 of the Delaware General Corporation Law ("Delaware Law") authorizes a court to award or a corporation's Board of Directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. The Registrant's Articles of Incorporation provide that the Company's Directors shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the Delaware General Corporation Law.


Item 7.  Exemption from Registration Claimed
         Not applicable.

Item 8.  Exhibits

         See the  Index  to  Exhibits  at  Page 7 of this  Registration
         Statement.


Item 9.  Undertakings

                     A.    The undersigned registrant hereby undertakes:

                          (1)    To file,  during any period in which  offers or
                                 sales  are   being   made,   a   post-effective
                                 amendment to this Registration Statement:

                                (i)    to include  any  prospectus  required  by
                                       Section 10(a)(3) of the Securities Act of
                                       1933;

                                (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement; and

                                (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a) (1) (i) and (a) (1) (ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of this Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities at the time shall be deemed to be the initial bona fide offering thereof.

                          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                     B.    The  undersigned   registrant  undertakes  that,  for
                           purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

                     C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions described under Item 6 above, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted against the Company by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                               SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Logan, State of Utah on the 22nd , day of June, 1998.

                                                 Digitran Systems, Incorporated.


                                                    By:  /s/  Loretta Trevers
                                                         Loretta Trevers
                                                         Chief Executive Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities indicated and on the 22nd , day of June, 1998.

         SIGNATURE                           TITLE



          /s/ Loretta Trevers                Chairman of the Board,
         Loretta Trevers                     Chief Executive Office and Director



          /s/ Gary L. Blum                   Director
         Gary L. Blum



          /s/ Jamie Levy                     Director
         Jamie Levy



         /s/ Scott Lybbert                   Chief Financial Officer
         Scott Lybbert

                                INDEX TO EXHIBITS
Exhibit                                                             Sequentially
Number         Description                                         Numbered Page

5.1            Opinion of Law Offices of Gary L. Blum                          8

10.1           Professional Services Agreement                                10

10.2           Fee Agreement                                                  11

10.3           Consulting Agreement                                           13

23.1           Consent of Law Offices of Gary L. Blum                         14
               (Included in Exhibit 5.1)

23.2           Consent of Tanner + Co                                         15